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                   [LETTERHEAD OF GARDNER, CARTON & DOUGLAS]

                                  July 22, 1987

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549


      Re:   Lincoln National Putnam Master Fund, Inc.,
            Shares of Common Stock, $.01 par value

Gentlemen:

      As counsel for Lincoln National Putnam Master Fund, Inc., a Maryland corporation (the "Fund"), we have examined the proceedings taken and being taken for the registration by the Fund on the Registration Statement on Form N-1A of an indefinite number of shares of its Common Stock, $.01 par value.

      We have examined all instruments, documents and records which, in our opinion, were necessary of examination for the purpose of rendering this opinion. Based upon such examination, we are of the opinion that the above-described shares of Common Stock will be, if and when issued by the Fund in the manner and upon the terms set forth in said Registration Statement, validly authorized and issued, fully paid and non-assessable.

      We hereby consent to the filing of this opinion as an exhibit to Form
N-1A.

                                           Very truly yours,

                                           /s/ GARDNER, CARTON & DOUGLAS